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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-44764, 333-42385 and 333-62030) and Form S-3
(Nos. 333-49301 and 333-58038) of Affiliated Computer Services, Inc. of our report dated March 12, 2002 relating to the financial statements of AFSA Data Corporation and Subsidiaries, which appears in the Current Report on Form 8-K of Affiliated Computer Services, Inc. dated July 25, 2002.


PricewaterhouseCoopers LLP

Long Beach, California
July 25, 2002